Exhibit 99.1

(1)  Dr. Philippe Chambon ("Chambon"), in his capacity as a member of the investment committees of DLJCC (as defined below) and of DLJLBO (as defined below), may be deemed to beneficially own the shares as to which this Form 4 relates. Dr. Chambon disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.

Sprout Capital IX, L.P. ("Sprout IX"), Sprout Capital VIII, L.P. ("Sprout VIII"), Sprout

Capital VII, L.P. ("Sprout VII"), Sprout CEO Fund, L.P. ("Sprout CEO"), Sprout Entrepreneurs

Fund, L.P. ("Sprout Entrepreneurs"), Sprout IX Plan Investors, L.P. ("IX Plan"), Sprout Plan

Investors, L.P. ("Plan Investors"), Sprout Venture Capital, L.P. ("Sprout Venture") and DLJ

ESC II, L.P. ("ESC II") are Delaware limited partnerships which make investments for long term appreciation. DLJ Capital Corporation ("DLJCC"), a Delaware corporation acts as a venture capital partnership management company. DLJCC is also the general partner of Sprout

CEO, Sprout Entrepreneurs and Sprout Venture. DLJCC is also the managing general partner of

Sprout IX, Sprout VIII, Sprout VII and, as such, is responsible for their day-to-day management. DLJCC makes all of the investment decisions on behalf of Sprout IX, Sprout VIII,

Sprout VII, Sprout CEO, Sprout Entrepreneurs and Sprout Venture. DLJ Associates IX, L.P.

("Associates IX"), a Delaware limited partnership, is a general partner of Sprout IX and in accordance with the terms of the relevant partnership agreement, does not participate in investment decisions made on behalf of Sprout IX. DLJ Capital Associates IX, Inc. ("DLJCA

IX"), a Delaware corporation, is the managing general partner of Associates IX. DLJ

Associates VIII, L.P. ("Associates VIII"), a Delaware limited partnership, is a general partner of Sprout VIII and in accordance with the terms of the relevant partnership agreement, does not participate in investment decisions made on behalf of Sprout VIII. DLJ

Capital Associates VIII, Inc. ("DLJCA VIII"), a Delaware corporation, is the managing general partner of Associates VIII. DLJ Associates VII, L.P. ("Associates VII"), a Delaware

limited partnership, is a general partner of Sprout VII and in accordance with the terms of the relevant partnership agreement, does not participate in investment decisions made on behalf of Sprout VII. DLJ Capital Associates VII, Inc. ("DLJCA VII"), a Delaware

corporation, is the managing general partner of Associates VII. Dr. Chambon is a limited partner of Associates IX, Associates VIII and Associates VII. DLJ LBO Plans Management

Corporation II ("DLJLBO"), a Delaware corporation, is the general partner of IX Plan and

Plan Investors and, as such, is responsible for each of their day-to-day management. DLJLBO makes all of the investment decisions on behalf of IX Plan and Plan Investors.

(2) Includes  (i) 308,235 shares of Common Stock sold by Sprout VIII, (ii) 121,426 shares of

Common Stock sold by Sprout VII, (iii) 1,413 shares of Common Stock sold by Sprout CEO, (iv)

6,902 shares of Common Stock sold by Plan Investors, (v) 18,499 shares of Common Stock sold by Sprout Venture, (vi) 19,810 shares of Common Stock sold by ESC II and (vii) 23,715 shares of Common Stock sold by DLJCC.

(3) Includes  (i) 1,593,242 shares of Common Stock held directly by Sprout VIII, (ii)

627,641 shares of Common Stock held directly by Sprout VII, (iii) 7,305 shares of Common

Stock held directly by Sprout CEO, (iv) 35,675 shares of Common Stock held directly by Plan

Investors, (v) 95,619 shares of Common Stock held directly by Sprout Venture, (vi) 102,395 shares of Common Stock held directly by ESC II, (vii) 2,768,323 shares of Common Stock held directly by Sprout IX, (viii) 11,030 shares of Common Stock held directly by Sprout

Entrepreneurs, (ix) 131,474 shares of Common Stock held directly by IX Plan, (x) 122,578 shares of Common Stock held directly by DLJCC and (xi) 33,551 shares of Common Stock held directly by Chambon.